SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 15, 2004

                               Ecuity, Inc., f/k/a
                      Y3K Secure Enterprise Software, Inc.
                      ------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                     Nevada
                                     ------
                  (State or Other Jurisdiction of Incorporation)

                  0-26709                              98-0201259
                  -------                              ----------
         (Commission File Number)           (IRS Employer Identification No.)


            Suite 600, 800 Bellevue Way, Bellevue, Washington, 98004
            --------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (206) 210-5000
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)


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


Item 5. Other Events.

Appointment of Shane Smith as Chairman of the Board. On July 21, 2004, April 15,
----------------------------------------------------
2004, Ecuity, Inc.,formerly known as Y3K Secure Enterprise Software, Inc. issued a press release announcing the appointment of Shane Smith as the chief executive officer of Ecuity. Mr. Smith, who also serves as chairman of the board, previously served as executive vice president of business development. King Cole continues as president of Ecuity. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirely.

Closing of Karunga Technologies Technology Acquisition Transaction.
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The shareholders of Karunga Technologies, Inc. have voted to approve the sale of certain of Karunga's technology assets to the Company under the Technology Asset Purchase Agreement between the Company and Karunga dated February 23, 2004, which has been previously filed as Exhibit 10.14 to the Company's Amendment No. 1 to Form SB-2 filed with the Commission on March 9, 2004. As a result of the shareholders' approval, the transaction, which has been pending since February 2004, has been closed. The details of the transaction have previously been disclosed in filngs by the Company on Form SB-2 and amendments thereto, and its Form 10-QSB for the quarter ending March 31, 2004. The approval of the Karunga shareholders was a formality that allowed the transaction to be finalized, including the delivery of the 23 million shares of the Company's common stock to Karunga as comtemplated under the Technology Acquisition Agreement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c):  Exhibits:

            99.1  Press Release issued July 22, 2004

Item 12. Results of Operations and Financial Condition.

         On July 21, 2004, the "Company" issued a press release reporting the appointment of Shane Smith as chief executive officer of the company and containing certain statements from Mr. Smith about the company, its operations and future plans. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety.

         The information in this Form 8-K and the exhibit attached hereto shall not be deemed "filed" for purposes of section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation by reference language in such filing.


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

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Ecuity, Inc., f/k/a
                                      Y3K Secure Enterprise Software, Inc.

                                      By: /s/ King Cole
                                      -----------------
                                      King Cole, President



DATED:  July  26, 2004

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

Exhibit 99.1

Press Release dated July 21, 2004

Ecuity announces the appointment of Ecuity chairman Shane Smith to additional role of CEO


BELLEVUE, WA, July 21 / - Ecuity Inc., (OTC BB: ECUI.OB), an end-to-end unified voice and data communications company serving the small-to-medium business and residential markets, announced today the appointment of Shane Smith as the chief executive officer of Ecuity. Smith, who also serves as chairman of the board, previously served as executive vice president of business development. King Cole continues as president.

"I am pleased to lead this multi-talented management team during a time of rapid growth and expanding opportunities for Ecuity. As a team, we recognize that we are at the beginning stages of nothing less than a complete revolution in how voice and data communications will be delivered," Smith said, on accepting the additional position of chief executive officer. "Even more importantly, we fully understand that it is through the efficient delivery of a combination of enhanced voice, data and software application services that Ecuity will meet the changing needs and diverse demands of small and medium size businesses and residential consumers."

Ecuity is an emerging leader in providing advanced, integrated communication solutions. These solutions include:

- Smart VoIP (voice over internet) for businesses, including full PBX functionality,

- Secure, encrypted text messaging,

- Secure document and data transmission over the Internet, including secure remote access, and

- Secure data backup/archive and retrieval.

Ecuity is combining smart VoIP/telephone switch design configuration with secure Internet based text messaging, secure data transmission technologies and advanced server software technologies to provide a seamless integration of advanced communication services.

Smith said Ecuity was created by bringing together the talents, technologies, industry experience and key assets from several companies to form a new company capable of being a leader in the new, rapidly evolving communications paradigm. The management team spent two years putting together the right combination of technologies, telephony infrastructure and systems, VoIP architecture, customer service team and industry experienced managers to create the right company to take advantage of the opportunities from the emerging revolution in telephony. In creating this new company, the management team was guided by the following:

- There is an over capacity of transmission capability and traditional long distance is not just a commodity, but a commodity with rapidly diminishing margins,

- We are in the midst of new, diverse transmission delivery technologies and strategies as voice and data communications converge,

- Smart, integrated delivery of VoIP is not only now possible, it will rapidly and increasingly threaten traditional long distance margins and traditional telephone services as a whole. The combination of cell phones and VoIP are making last mile of copper monopoly increasingly irrelevant.

"We determined that the answer is to provide not just dial tone and long distance, but rather a complete, integrated communications package through

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

enhanced voice and data communications and value added software application services," Smith said. "These enhanced services must be delivered conveniently and efficiently to customers, particularly business customers, to generate multiple recurring income streams and increased customer loyalty."

In creating Ecuity, management acquired the majority of the assets of Fox Communications Inc., an 18-year-old regional telephone company located in the Northwest, and headquartered in Bellevue, Washington. With that acquisition, Ecuity acquired the operational assets supporting approximately 18,000 telephone customers and a history of providing exceptional customer service.

"Just as importantly, we acquired management talent that had strong experience and expertise in the delivery of next generation VoIP voice communications," Smith said. "This positioned Ecuity to transition rapidly from providing traditional phone services to the immediate delivery of quality, full featured PBX functionality using VoIP as the delivery platform."

Smith said Ecuity had already been in the process of acquiring other complementary software technologies for the secure delivery of text messaging, email, document and data transmission - primarily the acquisition of the core technology assets of Karunga Technologies Corp.

"By bringing together the telephone infrastructure and business systems from Fox Communications and the proprietary software technologies for secure text-messaging, email and document/data transmission, Ecuity is able to deliver a complete, integrated communication system combining voice and data over the Internet," Smith noted.

Smith added, "We have configured our systems to be delivered through a common platform that, in addition to delivering enhanced voice and text communications services, delivers to our customers Internet connectivity, and to our business customers LAN/server solutions and additional value-added software applications. All of the advanced communication and server technologies can be delivered in a hosted PBX delivery strategy, through installed PBX systems without the need to upgrade phone systems, or by installing state of the VoIP phone systems. Combined with the advanced business, carrier class IP/PBX VoIP, these enhanced communications and value added software services applications ensure recurring monthly revenues to the provider and ensure a very close and secure relationship with the customer."

Smith said the vision of the Ecuity management team and the superior deployment by Ecuity in delivering VoIP telephony services - including full PBX call features - was validated at the recent SuperComm show in Chicago. "In demonstrating our VoIP offerings, we were able to show that we are currently offering our customers full-featured VoIP/PBX voice services through numerous advanced delivery strategies," he said. "All of these services are delivered through a combination of Ecuity's switched and switch-less telephone network and its advanced server technologies."

"We intend to continue  to build our VoIP voice  communications  capability  and expand our software technologies with an aggressive internal software development program and through the creation of joint venture relationships and appropriate acquisitions," Smith said. "Ecuity also intends to expand its customer base through joint venture relationships and through acquisitions."

In pursuing acquisitions and joint venture relationships, Smith said the company will focus on acquisitions of significant customer base, new technologies that will increase the company's leadership in the convergence of voice and data in an integrated delivery system, while driving top-line and bottom-line revenue.

About Ecuity, Inc. (www.ecuityinc.com)

Ecuity is a provider of secure end-to-end unified communication technologies for the small- to medium-business market. Ecuity uses secure next- generation voice services, instant messaging, data transfer, internet, conference calling and enterprise software to create solutions that meet the communication needs of today's business world. As a facilities-based carrier, Ecuity has operated as a traditional telephone company for 17 years, providing service to thousands of customers across the country.

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

Through the integration of web-based telecommunications and cutting-edge software technology, Ecuity economically delivers secure unified communication solutions that break down distance, time and media barriers to allow people to communicate anywhere, anytime and across multiple mediums. Ecuity has offices in Bellevue and Seattle, Washington.

This report includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements as to the future performance of the company. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development acceptance, and the impact of competitive services and pricing and general economic risks and uncertainties.


For more information, please contact:

    For Ecuity:
    -----------
    Jennifer Stephens
    Telephone: (206) 210-5033
    jennifer.stephens@ecuityinc.com
    Investor Relations
    ------------------
    Truc Nguyen
    VP, Investor Relations
    Stern & Co.
    Telephone: (212) 888-0044
    tnguyen@sternco.com
    Media Relations
    ---------------
    Stan Froelich
    VP, Media Relations
    Stern & Co.
    Telephone: (212) 888-0044
    sfroelich@sternco.com


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